UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1
TO
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 1, 2011 (March 1, 2011)
FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12117	75-1328153

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3813 Green Hills Village Drive Nashville, Tennessee	37215

(Address of Principal Executive Offices)	(Zip Code)
(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K/A (Amendment No 1) supplements Item 5.02 of the Current Report on Form 8-K previously filed with the Commission on March 2, 2010, relating to, among other items, the appointment of Mark A. Kelly as interim President of First Acceptance Corporation.
Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 30, 2011, the Compensation Committee of the Board of Directors of First Acceptance Corporation (the “Company”) recommended and approved that Mark A. Kelly, the Company’s interim President, be paid an annual base salary of $400,000 commencing on March 1, 2011. Any bonus or other compensation for Mr. Kelly will be determined by the Committee at a later date.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.	Not applicable.

(b) Pro forma financial information.	Not applicable.

(c) Shell company transactions.	Not applicable.

(d) Exhibits.
          The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit
10.35	Compensation Arrangement with Mark A. Kelly.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION
By:	/s/ Michael J. Bodayle
Michael J. Bodayle
Secretary

Date: April 1, 2011

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
10.35	Compensation Arrangement with Mark A. Kelly.